Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS OF iBASIS AND KPN GLOBAL CARRIER SERVICES

The following unaudited pro forma condensed combined financial statements combine iBasis’ historical consolidated balance sheet and statement of operations with those of KPN GCS, a carved out business of KPN. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007, are presented as if the Transactions had been completed on January 1, 2006. The unaudited pro forma condensed combined balance sheet as of June 30, 2007, is presented as if the Transactions had been completed on June 30, 2007.

Pursuant to the Share Purchase Agreement executed and announced on June 21, 2006, as amended on December 18, 2006, April 26, 2007 and August 1, 2007, iBasis will acquire the shares of two subsidiaries of KPN which will have a cash balance of $21,000,000, which comprise KPN GCS, KPN’s international wholesale voice service business, and receive $55,000,000 in cash from KPN in return for issuing to KPN that number of newly-issued shares of iBasis Common Stock which represents 51% of the issued and outstanding shares of Common Stock and outstanding in-the-money stock options, as adjusted, and warrants of iBasis on a fully-diluted basis. As of August 17, 2007, the newly issued shares to KPN would represent approximately 54% of the issued and outstanding shares of iBasis. Upon the completion of the Transactions, iBasis will pay a dividend in the aggregate amount of $113,000,000 on a pro rata basis to those persons who are shareholders of iBasis of record on the date immediately prior to the Closing of the Transactions. Following the Closing of the Transactions, the working capital and debt of iBasis and KPN GCS will be determined as of the Closing. A post-closing adjustment will be made if (i) iBasis’ working capital is lower than or exceeds $37,100,000; (ii) iBasis’ debt exceeds or is lower than $2,900,000; (iii) KPN GCS’ working capital is lower than or exceeds ($6,100,000) and/or (iv) KPN GCS’ total debt exceeds $0.

US GAAP requires that one of the companies in the Transactions be designated as the acquirer for accounting purposes. KPN GCS has been designated as the accounting acquirer because immediately following the completion of the Transactions, the former shareholder of KPN GCS, KPN, is expected to hold 51% of the Common Stock of the combined company on a fully-diluted basis and KPN’s designees are expected to represent, at a future date, a majority of the combined company’s board of directors. As a result, the Transactions will be accounted for as a reverse acquisition under the purchase method of accounting. Under this accounting, KPN GCS will be considered the acquiring entity and iBasis will be considered the acquired entity for financial reporting purposes. The financial statements of the combined company after completion of the Transactions will reflect the financial results of KPN GCS on a historical basis, and will include the results of operations of iBasis from the effective date of the Transactions.

Under the purchase method of accounting, the aggregate consideration paid, or purchase price, will be allocated to the tangible and identifiable intangible assets and liabilities of iBasis on the basis of their fair values on the effective date of the Transactions. Based on a preliminary estimate, the fair value of iBasis’ tangible and intangible assets and liabilities is expected to be lower than the purchase price. As a result, goodwill will be recorded for the amount that the purchase price exceeds the fair value of iBasis’ tangible and intangible assets and liabilities. The actual amount recorded, as of the completion of the Transactions, may differ materially from the information presented in these unaudited pro forma condensed combined financial statements.

The pro forma adjustments are based on available information and assumptions that are factually supportable. The pro forma adjustments are preliminary and have been made solely for purposes of developing the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not include any realization of cost savings from operating efficiencies or increased revenue expected to result from the Transactions.

Historical combined financial statements of KPN GCS

KPN GCS has operated as an integrated part of KPN since inception and the historical combined financial statements of KPN GCS have been derived from the accounting records of KPN using the historical bases of assets and liabilities. As a result, KPN GCS has not operated as a stand-alone business and the historical combined financial statements may not necessarily be representative of amounts that would have been reflected in the combined financial statements presented had KPN GCS operated independently of KPN.

The historical combined financial statements of KPN GCS which appear elsewhere in this proxy statement, have been prepared and presented in euros, the functional currency of KPN GCS. For the purposes of these unaudited pro forma condensed combined financial statements, the historical combined statements of operations of KPN GCS have been translated to U.S. dollars using the average exchange rate for the applicable periods and the historical combined balance sheet of KPN GCS as of June 30, 2007 has been translated to U.S. dollars using the exchange rate on that date. A change in the euro to the U.S. dollar exchange rate may have a material impact on the financial information presented in these unaudited pro forma condensed combined financial statements.

KPN GCS benefits from certain related party revenue and purchase agreements with KPN that include sales prices per minute and costs per minute. KPN GCS also relies on KPN for a substantial part of its operational and administrative support, for which it is allocated costs primarily consisting of selling, general and administrative expenses, such as costs for centralized research, legal, human resources, payroll, accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury and other corporate and infrastructure costs.

In connection with the Transactions, KPN GCS entered into a Framework Services Agreement with KPN in 2006, which replaced the revenue and purchase agreements and operational and administrative support arrangements described above. KPN GCS’ net revenue, cost of revenue, gross profit margin, selling, general and administrative expenses and income tax expense have decreased under the Framework Services Agreement. These unaudited pro forma condensed combined financial statements for the year ended December 31, 2006, include adjustments to give effect to the new arrangements. See “Supplementary Financial Information—Overview”.

Historical traffic of iBasis and KPN GCS

Customer traffic carried over the networks of iBasis and KPN GCS for the past three years is summarized as follows:

	2004	2005	2006
	(In billions of minutes)
iBasis	4.9	7.8	11.1
KPN GCS	6.9	7.9	9.0
Combined Total	11.8	15.7	20.1

You should read these unaudited pro forma condensed combined financial statements in conjunction with each company’s historical financial statements.

These unaudited pro forma condensed combined financial statements should be read in conjunction with iBasis’ historical consolidated financial statements and accompanying notes filed with the SEC and the historical combined financial statements and accompanying notes of KPN GCS included elsewhere in this proxy statement. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition of the combined company that would have been reported had the Transactions been completed as of the dates presented, and are not necessarily representative of the future consolidated results of operations or financial condition of the combined company.

53

Unaudited Pro Forma Condensed Combined Balance Sheet

as of June 30, 2007

(In thousands)

	Historical		Pro Forma		Combined
	KPN GCS	iBasis	Adjustments	Note	Pro Forma
Assets
Current assets
			$55,000	(1)
			8,536	(2)
Cash and cash equivalents	$12,464	$47,034	(103,010)	(3)	$20,024
Short-term marketable securities	—	9,990	(9,990)	(3)	—
Accounts receivable and unbilled revenue, net	154,534	63,588	—		218,122
			(45,561)	(2)
Accounts receivable—related parties	48,253	—	(2,692)	(4)	—
Prepaid expenses and other current assets	2,895	3,462	—		6,357
Total current assets	218,146	124,074	(97,717)		244,503
Property and equipment, net	7,765	15,085	5,855	(5)	28,705
Intangible assets	1,059	—	91,700	(6)	92,759
Deferred income taxes	489	—	—	(10)	489
Other assets	626	507	—		1,133
Goodwill	—	—	210,471	(7)	210,471
Total assets	$228,085	$139,666	$210,309		$578,060

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$164,348	$88,173	$3,501	(3)	$256,022
Accounts payable—related parties	—	—	9,180	(4)	9,180
Accrued income taxes	22,195	—	—		22,195
Deferred revenue	—	11,377	(658)	(8)	10,719
Current portion of long-term debt	—	1,262	—		1,262
Other current liabilities	680	—	(252)	(9)	428
Total current liabilities	187,223	100,812	11,771		299,806
Long-term debt, net of current portion	—	216	—		216
Other long-term liabilities	—	1,766	—		1,766
Early retirement obligation	922	—	(922)	(9)	—
Deferred income taxes	—	—	—	(10)	—
Total stockholders’ equity	39,940	36,872	199,460	(11)	276,272
Total liabilities and stockholders’ equity	$228,085	$139,666	$210,309		$578,060

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2007

(In thousands, except per share data)

	Historical		Pro Forma		Combined
	KPN GCS	iBasis	Adjustments	Note	Pro Forma
Net revenue from external parties	$279,051	$301,393	$—		$580,444
Net revenue from related parties	91,840	—	—		91,840
Total revenue	370,891	301,393			672,284
Costs and operating expenses:
Cost of revenue—purchased from external parties (excluding depreciation and amortization)	278,865	268,284	—		547,149
Cost of revenue—purchased from related parties (excluding depreciation and amortization)	60,274	—	—		60,274
Engineering and development	—	7,604	(13)	(1)	7,591
Selling, general and administrative	8,915	23,242	(38)	(1)	32,056
			(63)	(2)
Depreciation and amortization	2,393	4,116	(626)	(3)	12,683
			6,800	(4)
Restructuring costs		240	—		240
Merger related expenses		29	(29)	(5)	—
Total costs and operating expenses	350,447	303,515	6,031		659,993
Income (loss) from operations	20,444	(2,122)	(6,031)		12,291
Interest income, net	91	989	—		1,080
Foreign exchange loss, net	(125)	(126)	—		(251)
Other expenses	—	(189)	—		(189)
Income (loss) before income taxes	20,410	(1,448)	(6,031)		12,931
Income tax (expense) benefit	(5,235)	(34)	(16)	(6)	(5,285)
Net income (loss)	$15,175	$(1,482)	$(6,047)		$7,646

Net income (loss) per share—Basic		$(0.04)			$0.10
Weighted average shares—Basic		33,303	40,114	(7)	73,417
Net income (loss) per share—Diluted		$(0.04)			$0.10
Weighted average shares—Diluted		33,303	41,371	(7)	74,674

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2006

(In thousands except per share data)

	Historical		Pro Forma		Combined
	KPN GCS	iBasis	Adjustments	Note	Pro Forma
Net revenue from external parties	$605,031	$511,083	$—		$1,116,114
Net revenue from related parties	209,158	—	(28,621)	(1)	180,537
Total revenue	814,189	511,083	(28,621)		1,296,651
Costs and operating expenses:
Cost of revenue—purchased from external parties (excluding depreciation and amortization)	573,966	447,697	—		1,021,663
Cost of revenue—purchased from related parties (excluding depreciation and amortization)	143,242	—	(1,535)	(2)	141,707
Engineering and development	—	13,498	(68)	(3)	13,430
Selling, general and administrative	29,812	41,409	(179)	(3)	66,233
			(4,336)	(4)
			(473)	(5)
Depreciation and amortization	5,693	7,055	(75)	(6)	26,273
			13,600	(7)
Write-off of leasehold improvements and restructuring costs	—	2,319	—		2,319
Merger related expenses	—	2,996	(2,996)	(8)	—
Total costs and operating expenses	752,713	514,974	3,938		1,271,625
Income (loss) from operations	61,476	(3,891)	(32,559)		25,026
Interest income, net	237	1,550	—		1,787
Foreign exchange gains (losses)	(1,339)	372	—		(967)
Other expenses	—	(188)	—		(188)
Income (loss) before income taxes	60,374	(2,157)	(32,559)		25,658
Income tax (expense) benefit	(17,884)	(37)	6,594	(9)	(11,327)
Net income (loss)	$42,490	$(2,194)	$(25,965)		$14,331

Net income (loss) per share—Basic		$(0.07)			$0.20
Weighted average shares—Basic		33,198	40,114	(10)	73,312
Net income (loss) per share—Diluted		$(0.07)			$0.19
Weighted average shares—Diluted		33,198	41,371	(10)	74,569

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2007

The unaudited pro forma condensed combined balance sheet presents the historical balance sheets of KPN GCS and iBasis adjusted for activity related to the Transactions as described below. The historical combined balance sheet of KPN GCS has been translated from euros to U.S. dollars based on the exchange rate on June 29, 2007 of 1.3542 U.S. dollar to the euro.

The actual purchase price will be measured based upon the number of shares of iBasis Common Stock outstanding at the value per share of iBasis Common Stock, and the fair value of iBasis outstanding stock options and warrants, as of the Closing of the Transactions, which is expected to occur prior to October 31, 2007. For purposes of the unaudited pro forma condensed combined financial statements, the estimated purchase price was based on approximately 34.0 million shares of iBasis Common Stock outstanding as of August 17, 2007, at a value of $9.42 per share (based on the closing price of iBasis Common Stock on August 17, 2007), less the portion of the dividend of $113.0 million which will be paid upon the Closing of the Transactions to iBasis’ shareholders from existing iBasis cash and short-term marketable securities of $58.0 million and, if required, borrowings under our revolving credit facility with Silicon Valley Bank, and an additional dividend of $3.5 million payable to holders of outstanding warrants to purchase iBasis common stock to be paid upon the future exercise of the warrants. The estimated purchase price also includes the estimated fair value of approximately 2.6 million iBasis vested and unvested stock options outstanding as of August 17, 2007, less the amount representing unearned compensation, and the estimated fair value of approximately 1.1 million shares of iBasis Common Stock underlying outstanding warrants as of August 17, 2007. The estimated fair value of the outstanding stock options and warrants of iBasis were calculated using the Black-Scholes option pricing model and include the effect of the acceleration in vesting of stock options for certain iBasis executive officers and directors upon the Closing of the Transactions. The estimated fair value of the outstanding stock options and warrants of iBasis was estimated assuming no expected dividends, a risk-free interest rate of 4.88%, an expected life ranging from one to six years, and expected volatility ranging from 30% to 100%.

The calculation of the estimated purchase price is as follows:

Estimated purchase price:	(in thousands)
Fair value of iBasis common stock outstanding	$320,124
Fair value of iBasis outstanding in-the-money vested and unvested stock options	15,623
Unearned compensation on iBasis outstanding unvested stock options	(3,545)
Fair value of iBasis outstanding warrants	5,854
Adjust working capital and debt of iBasis, based on June 30, 2007 balance sheet, to required balance of $37.1 million for working capital and $2.9 million for debt as contractually required upon Closing of the Transactions	(11,872)
Dividend to iBasis shareholders to be paid from existing iBasis cash and short-term marketable securities	(58,000)
Dividend payable to holders of unexercised iBasis warrants	(3,501)
264,683
Estimated KPN transaction costs	7,500
Total estimated purchase price	$272,183

The allocation of the estimated purchase price to the net assets of iBasis has been done on a preliminary basis. The final allocation of the purchase price to the net assets of iBasis will be calculated after the completion of a valuation analysis of the tangible and intangible assets and liabilities of iBasis on the closing date of the Transaction. If the allocation of the estimated purchase price to definite-lived intangible assets, as currently identified, were to increase by 10%, the pro forma adjustments presented for amortization expense would increase by $0.7 million and $1.4 million for the six months ended June 30, 2007 and the year ended December 31, 2006, respectively.

(1)           Reflects the contractual payment of $55.0 million from KPN to iBasis upon Closing of the Transactions.

(2)           Reflects the adjustments to the cash balance, accounts receivable-related parties and invested equity of KPN GCS to increase the cash balance to $21.0 million and adjust working capital to the required balance of ($6.1) million as contractually required upon Closing of the Transactions.

(3)           Reflects the contractual payment of $113.0 million dividend to iBasis shareholders upon Closing of the Transactions and dividend payable of $3.5 million to holders of outstanding warrants to purchase iBasis common stock.

(4)           Reflects the estimated working capital and debt adjustment of iBasis as a reduction in the amount due from KPN of $2.7 million and a payable to KPN of $9.2 million in order to adjust iBasis’ working capital and debt to the required balances of $37.1 million and $2.9 million, respectively, as contractually required upon Closing of the Transactions.

(5)           Reflects the excess of estimated fair value of $20.9 million over the net book value of property and equipment of $15.1 million of iBasis based on a preliminary allocation of the estimated purchase price.

(6)           Reflects the estimated fair value of identified intangible assets of iBasis based on the preliminary allocation of the estimated purchase price as follows:

Identified Intangible Assets	(In thousands) Fair Value	Estimated Useful Life
Trademarks and trade names	$21,600	15 Years
Customer relationships	29,400	5 to 10 Years
Technology	32,300	5 Years
Termination partner relationships	8,400	5 Years
Total	$91,700

(7)           Reflects the allocation of estimated purchase price and goodwill recorded as follows:

(In thousands)
Total estimated purchase price	$272,183
Amount allocated to property and equipment, net	(20,940)
Amount allocated to identified intangible assets	(91,700)
Amount allocated to deferred revenue	10,719
Amount allocated to the net fair value of other assets and liabilities acquired, net of dividend to iBasis shareholders from existing iBasis cash and short-term marketable securities of $58,000 and dividend payable of $3,501 to holders of unexercised iBasis warrants, and net of adjustment to working capital and debt of iBasis of $11,872	40,209
Goodwill recorded	$210,471

(8)           Reflects the reduction of deferred revenue to fair value based on the liability for estimated future costs to deliver the services associated with such revenue plus a market-based profit margin associated with delivering the services.

(9)           Reflects the elimination of the KPN GCS early retirement obligation which will not be assumed by the combined entity upon the Closing of the Transactions.

(10)         The Transaction will be a non-taxable transaction. As a result, there will be no adjustment to the historical tax basis of the assets and liabilities of iBasis. The deferred income tax liability for the estimated tax effects of the book versus tax basis differences resulting from the fair valuing of assets and liabilities of iBasis of approximately $39.3 million has been offset by deferred tax assets of iBasis relating to federal and state net operating loss and tax credit carryforwards that are expected to be utilized in the periods in which such deferred tax liabilities reverse. The remaining deferred tax assets of approximately $91.8 million are not reflected as it is more likely than not that these deferred tax assets will not be realized. Any subsequent change to the valuation allowance associated with such remaining deferred tax assets would be an adjustment to goodwill.

(11)         Reflects adjustments to stockholders’ equity following the completion of the Transactions. Accordingly, combined pro forma stockholders’ equity is comprised of the following:

Historical stockholders’ equity of KPN GCS	$39,940
Historical stockholders’ equity of iBasis	36,872
Additional contribution by KPN to increase cash balance of KPN GCS to $21.0 million	8,536
Adjust working capital and debt of KPN GCS to required balance of $(6.1) million for working capital and $0 for debt as contractually required upon Closing of the Transactions	(45,561)
Eliminate early retirement obligation of KPN GCS not assumed by combined entity upon Closing of the Transactions	1,174
Step-up in net assets of iBasis based on estimated purchase price	235,311
Combined pro forma stockholders’ equity	$276,272

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2007

The unaudited pro forma condensed combined statement of operations includes the historical statements of operations of KPN GCS and iBasis as though the Transactions had occurred on January 1, 2006, adjusted for items directly related to the Transactions including KPN GCS’s related party transactions as described below. See “Supplementary Financial Information—Overview”. The historical combined statement of operations of KPN GCS has been translated from euros to U.S. dollars based on the average exchange rate for the period of 1.3300 U.S. dollar to the euro.

(1)           Reflects adjustment to stock-based compensation expense due to the difference between the fair value of unvested iBasis stock options at August 17, 2007 and the fair value at the grant date which is amortized over the remaining vesting period and recorded in the historical consolidated statement of operations.

(2)           Reflects elimination of the KPN GCS pension and early retirement obligation expense as these obligations will not be assumed by the combined entity upon the Closing of the Transactions.

(3)           Reflects adjustment to depreciation expense as a result of allocating a portion of the preliminary purchase price to the property and equipment of iBasis based on straight-line depreciation over an expected useful life of three years.

(4)           Reflects increase to amortization expense as a result of allocating a portion of the preliminary purchase price to intangible assets of iBasis, including trademarks and trade names, customer relationships, acquired technology and termination partner relationships. Trademarks and trade names are expected to be amortized over a fifteen year period. Customer relationships are expected to be amortized over a period of between five and ten years. Acquired technology is expected to be amortized over a five year period. Termination partner relationships are expected to be amortized over a five year period. These intangible assets will be amortized using a method that reflects the pattern in which the economic benefits are consumed. For the purposes of these pro forma financial statements, amortization has been computed on a straight-line basis over the expected useful life of the intangible assets.

Identified Intangible Assets	(In thousands) Fair Value	Amortization
Trademarks and trade names	$21,600	$720
Customer relationships	29,400	2,010
Technology	32,300	3,230
Termination partner relationships	8,400	840
Total	$91,700	$6,800

(5)           Reflects removal of transaction costs of iBasis expensed prior to Closing of the Transactions.

(6)           The future tax strategy of the combined company has not yet been determined. Consequently, it is not currently known under which tax jurisdictions future taxable income or losses of the combined company will be subject to tax. As a result of this and the historical tax net operating losses of iBasis, the pro forma adjustments related to KPN GCS have been tax effected at the statutory tax rate of 25.5% in The Netherlands (which approximates the effective tax rate) and no tax benefit has been recognized on the pro forma adjustments related to iBasis.

(7)           Pro forma weighted average shares was computed by taking the historical weighted average shares of iBasis and adding the number of assumed newly-issued shares to KPN upon closing of the Transaction. The assumed newly-issued shares to KPN were calculated to represent 51% of the combined pro forma shares including all issued and outstanding shares of iBasis Common Stock as well as outstanding in-the-money stock options, as adjusted, and warrants. As of August 17, 2007, the newly issued shares to KPN would represent approximately 54% of the combined pro forma diluted weighted average shares as shown below. Due to the antidilutive effects of certain options and warrants, the combined pro forma diluted weighted average shares shown below do not include all shares used in the calculation of shares to be issued to KPN.

The incremental iBasis diluted weighted average shares in the combined pro forma diluted weighted average shares shown below reflect the impact of dilutive options and warrants of iBasis that were previously antidilutive because iBasis incurred a net loss for the period whereas the combined pro forma results of operations reflect net income for the period.

(In thousands)
Combined Pro Forma Basic Weighted Average Shares:
iBasis weighted average shares	33,303
Assumed shares issued to KPN	40,114
Total	73,417

Combined Pro Forma Diluted Weighted Average Shares:
iBasis weighted average shares	33,303
Incremental iBasis diluted weighted average shares	1,257
Assumed shares issued to KPN	40,114
Total	74,674

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2006

The unaudited pro forma condensed combined statement of operations includes the historical statements of operations of KPN GCS and iBasis as though the Transactions had occurred on January 1, 2006. See “Supplementary Financial Information—Overview”. The historical combined statement of operations of KPN GCS has been translated from euros to U.S. dollars based on the average exchange rate for the period of 1.2657 U.S. dollar to the euro.

(1)           Reflects adjustment to net revenue from related parties based on the Service Agreement for International Direct Dial Services and ISDN Services between KPN GCS and KPN that has been executed and is part of the Framework Services Agreement between the two parties as required at the Closing of the Transactions. The Framework Services Agreement establishes, among other things, the per minute rate for revenue from Royal KPN. The adjustment to revenue from related parties was calculated by applying the new negotiated prices per minute to the actual number of minutes for the period of January 1, 2006 to June 18, 2006. The new prices under this Service Agreement commenced on June 19, 2006, in contemplation of the Closing of the Transactions.

(2)           Reflects adjustment to cost of revenue—purchased from related parties based on the Service Agreements for Transmission Path Services, National Transmission Backbone, and Support and Maintenance for Technical Infrastructure between KPN GCS and KPN that have been executed and are part of the Framework Services Agreement between the two parties as required at the Closing of the Transactions. The adjustment reflects the effect of the new negotiated prices on the cost of revenue—purchased from related parties as if these prices had been in effect for the period of January 1, 2006 to June 18, 2006. The new prices under these Service Agreements commenced on June 19, 2006, in contemplation of the Closing of the Transactions.

(3)           Reflects adjustment to stock-based compensation expense due to the difference between the fair value of unvested iBasis stock options at August 17, 2007 and the fair value at the grant date which is amortized over the remaining vesting period and recorded in the historical consolidated statement of operations.

(4)           Reflects adjustment to selling, general and administrative expenses based on the Service Agreements for Management Fee for Shared Services and IT Systems Support and Maintenance between KPN GCS and KPN that have been executed and is part of the Framework Services Agreement between the two parties as required at the Closing of the Transactions. The adjustment reflects the effect of the new negotiated prices on selling, general and administrative expenses as if these prices had been in effect for the period of January 1, 2006 to June 18, 2006. The new prices under these Service Agreements commenced on June 19, 2006, in contemplation of the Closing of the Transactions.

(5)           Reflects elimination of KPN GCS pension and early retirement obligation expense as these obligations will not be assumed by the combined entity upon the Closing of the Transactions.

(6)           Reflects adjustment to depreciation expense as a result of allocating a portion of the preliminary purchase price to the property and equipment of iBasis based on straight-line depreciation over an expected useful life of three years.

(7)           Reflects increase to amortization expense as a result of allocating a portion of the preliminary purchase price to intangible assets of iBasis, including trademarks and trade names, customer relationships, acquired technology and termination partner relationships. Trademarks and trade names are expected to be amortized over a fifteen-year period. Customer relationships are expected to be amortized over a period of between five and ten years. Acquired technology is expected to be amortized over a five-year period. Termination partner relationships are expected to be amortized over a five-year period. These intangible assets will be amortized using a method that reflects the pattern in which the economic benefits are consumed. For the purposes of these pro forma financial statements, amortization has been computed on a straight-line basis over the expected useful life of the intangible assets.

Identified Intangible Assets	(In thousands) Fair Value	Amortization
Trademarks and trade names	$21,600	$1,440
Customer relationships	29,400	4,020
Technology	32,300	6,460
Termination partner relationships	8,400	1,680
Total	$91,700	$13,600

(8)           Reflects removal of transaction costs of iBasis expensed prior to Closing of the Transactions.

(9)           The future tax strategy of the combined company has not yet been determined. Consequently, it is not currently known under which tax jurisdictions future taxable income or losses of the combined company will be subject to tax. As a result of this and the historical tax net operating losses of iBasis, the pro forma adjustments related to KPN GCS’ have been tax effected at the statutory tax rate of 29.6% in The Netherlands (which approximates the effective tax rate) and no tax benefit has been recognized on the pro forma adjustments related to iBasis.

(10)         Pro forma weighted average shares was computed by taking the historical weighted average shares of iBasis and adding the number of assumed newly-issued shares to KPN upon closing of the Transaction. The assumed newly-issued shares to KPN were calculated to represent 51% of the combined pro forma shares including all issued and outstanding shares of iBasis Common Stock as well as outstanding in-the-money stock options, as adjusted, and warrants. As of August 17, 2007, the newly issued shares to KPN would represent approximately 54% of the combined pro forma diluted weighted average shares as shown below. Due to the antidilutive effects of certain options and warrants, the combined pro forma diluted weighted average shares shown below do not include all shares used in the calculation of shares to be issued to KPN.

The incremental iBasis diluted weighted average shares in the combined pro forma diluted weighted average shares shown below reflect the impact of dilutive options and warrants of iBasis that were previously antidilutive because iBasis incurred a net loss for the period whereas the combined pro forma results of operations reflect net income for the period.

(in thousands)
Combined Pro Forma Basic Weighted Average Shares:
iBasis weighted average shares	33,198
Assumed shares issued to KPN	40,114
Total	73,312

Combined Pro Forma Diluted Weighted Average Shares:
iBasis weighted average shares	33,198
Incremental iBasis diluted weighted average shares	1,257
Assumed shares issued to KPN	40,114
Total	74,569